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                                                                   EXHIBIT 7



                             STOCK PLEDGE AGREEMENT

                  AGREEMENT, dated as of the 24th day of July, 1998, by BETTY SUN ("Pledgor") to SALEX HOLDING CORPORATION, a Delaware corporation ("Pledgee").

                                   WITNESSETH:

                  WHEREAS, currently herewith, Pledgor has purchased 125,000 shares (the "Shares") of Series D Preferred Stock of Pledgee for a purchase price of $1,250 in cash and a promissory note (the "Note") in the principal amount of $125,000 made by Pledgor in favor of Pledgee; and

                  WHEREAS, in order to secure the obligations of Pledgor under the Note (the "Obligations"), Pledgor agrees to pledge and grant a security interest in the Shares to Pledgee.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and for good and valuable consideration to Pledgor, the receipt and sufficiency of which is hereby acknowledged by Pledgor, the parties hereby agree as follows:

                  1. Pledge.

                           (a) As security for the full and punctual payment and
performance of the Obligations, Pledgor does hereby pledge, assign, transfer, set over and grant to Pledgee as collateral, and grants to Pledgee a security interest in the Shares, all dividends and distributions on or in respect of, and all securities and other property issued in exchange or substitution for (whether pursuant to merger, consolidation, recapitalization or otherwise), the Shares, and all proceeds thereof (all of the foregoing collateral being referred to herein as the "Pledged Securities").

                           (b) So long as there exists no Default (as defined in
paragraph 4(a) hereof), Pledgor shall have all the rights, privileges, powers and remedies appurtenant to and arising from its ownership of the Pledged Securities, specifically including the right to vote the Pledged Securities and the right to receive and retain all cash dividends and other cash distributions, if any, made thereon.

                  2. Delivery of Shares. Pledgor has delivered, or will deliver upon Pledgor's receipt of same, to Pledgee certificates for the Shares, together with all necessary endorsements or stock powers related thereto duly executed in blank, in sufficient form for valid transfer thereof to Pledgee. At the request of Pledgee as may be required by law, Pledgor agrees to join Pledgee in the execution of UCC Financing Statements.
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                  3. Representations and Warranties. Pledgor hereby represents and warrants to Pledgee that:

                           (a) Pledgor is and will remain the lawful owner of
the Shares and has full legal and equitable title to them, free and clear of all liens, charges, security interests, pledges, equities and other encumbrances and restrictions of any kind or nature (other than the pledge to Pledgee hereunder) and has full right, capacity, power and authority to execute and deliver this Agreement and to pledge the Shares, and no consent or approval of, or notice to or filing with, any governmental authority or third party is or will be necessary to effect the pledge made hereunder or to enable Pledgee to exercise its rights hereunder;

                           (b) This Agreement constitutes Pledgor's legal, valid
and binding obligation, enforceable against it in accordance with its terms; and

                           (c) The execution and delivery of this Agreement by
Pledgor will not result in a breach or violation of or a default under any mortgage, indenture, agreement, instrument, judgment, decree, order, statute, rule or regulation to which either Pledgor is a party or may be bound.

                  4. Defaults.

                           (a) The failure by the Pledgor to perform any
obligation or to pay any indebtedness or other amounts payable by her which are a part of the Obligations under the Note when required or due or the failure of Pledgor to fulfill or comply with any obligation or representation under this Agreement, each after written notice by Pledgee to Pledgor of such failure and the subsequent failure by Pledgor to cure same within a reasonable time shall constitute a "Default" for purposes of this Agreement.

                           (b) Upon the occurrence of a Default, all rights of
Pledgor to receive and retain cash dividends and, at Pledgee's option, to exercise voting or consensual rights and powers which it is authorized to exercise hereunder shall cease and shall thereupon be vested in Pledgee, and Pledgee may thereupon, at its option, from time to time after the occurrence of a Default, cause the Pledged Securities to be registered in its name or the name of its nominee or assignee and/or exercise such voting or consensual rights and powers as appertain to the ownership of the Pledged Securities, and to that end Pledgor hereby appoints Pledgee as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Shares upon the occurrence of any Default, which proxy is coupled with an interest


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and is irrevocable prior to termination of this Agreement, and Pledgor hereby agrees to provide such further proxies as Pledgee may request; provided, however, that Pledgee in its discretion from time to time may refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

                  5. Additional Remedies. In addition to any rights and remedies otherwise available in law or equity, Pledgee shall be entitled to all of the rights and remedies of a secured party provided in the Uniform Commercial Code of the State of New York. Pledgor agrees that any notice to be given to it hereunder or otherwise with respect to the Obligations may be given by mailing or delivering a copy thereof to it at the address set forth below its signature hereto (or such other address which they have specified in writing actually received by Pledgee), such notice to be effective upon the earlier of the mailing or delivery thereof.

                  6. Power of Attorney. Pledgor hereby appoints Pledgee as Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Pledgee may deem necessary or advisable to accomplish the purposes hereof, including, but not limited to, UCC Financing Statements and continuation statements, which appointment is irrevocable and coupled with an interest.

                  7. No Waiver. No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  8. Termination. This Agreement shall terminate when all Obligations secured hereby and all obligations of Pledgor hereunder have been fully paid and performed. At such time Pledgee shall reassign and redeliver (or cause to be reassigned or redelivered) to Pledgor, or to such person or persons as Pledgor shall designate (subject to applicable law), against receipt, the Pledged Securities, together with appropriate instrument(s) of reassignment and release.

                  9. Further Acts. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Pledgee


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may at any time request in connection with the administration or enforcement of this Agreement or related to the Pledged Securities or any part thereof or in order better to assure and confirm unto Pledgee his rights, powers and remedies hereunder.

                  10. Binding Effect. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, to the holder or holders of the Obligations secured hereby, and to their respective heirs, legal representatives and assigns, except that Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Pledged Securities, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Pledged Securities, or any part thereof, or any cash or property held by Pledgee as Pledged Securities under this Agreement.

                  11. Amendment. Neither this Agreement nor any provision hereof may be amended, supplemented, modified, waived, discharged or terminated orally nor may any of the Pledged Securities be released or the pledge or the security interest created hereby extended, except by an instrument in writing duly signed by or on behalf of Pledgee.

                  12. Severability. In case any lien, security interest or other right of Pledgee shall be held to be invalid, illegal or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other lien, security interest or other right granted hereby.

                  13. Governing Law. This Agreement shall be deemed to be made under and shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance.

                  IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed, and Pledgee has accepted this Agreement, all as of the date first above written.
                                           /s/ Betty Sun
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                                           Betty Sun
                                           765 Hillcrest Place
                                           North Woodmere, New York  11581
ACCEPTED:

SALEX HOLDING CORPORATION

By:/s/ Andrew Lunetta
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   Andrew Lunetta
   Treasurer
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